

Newtek
Business Services, Inc.

2006 First Quarter Shareholder Conference Call

July 13, 2006

Barry Sloane – CEO/Chairman

Michael J. Holden - CFO



Newtek
Business Services, Inc.

We do it better

Safe Harbor Statement

The statements in this slide presentation including statements regarding anticipated future financial performance, Newtek's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek's actual results to differ from management's current expectations are contained in Newtek's filings with the Securities and Exchange Commission and available through http://www.sec.gov

Also we need to point out that our Capcos operate under a different set of rules in each of the 8 jurisdictions and that these place varying requirements on the structure of our investments. In some cases, particularly in Louisiana, we don't control the equity or management of a qualified business, but that cannot always be presented orally or in written presentations.

Newtek Business Services Financial Highlights for 2005

- **Web Hosting revenue increased by 42% Q1 05 – Q1 2006**
- **Electronic Payment Processing revenue increased by 58% Q1 05 – Q1 06**
- **Web Hosting EBITDA increased by 38% 05- 06**
- **Electronic Payment Processing EBITDA increased 600% ’05-06**
- **Total Non-Capco revenue increased by 38% Q1 05 vs. Q1 06**
- **Cash per share of 1.59**

*** cash = cash, cash equivalents and treasuries**

- **Our 10Q Filing for 2006 Q1 July 14, 2006**

Newtek
Business Services, Inc.
We do it better

Newtek Business Services Financial Strength

- As of 3/31/06 55 million in cash, cash equivalents, and short term treasuries
- As of 3/31/06 85 million in shareholders equity
- As of 3/31/06 $2.43 in book value per share

Newtek
Business Services, Inc.

We do it better

Is Newtek Over Leveraged?

Assets as of 3/31/06

Tax Credit Receivable $106 million

Small Business Loans $31.9 million

Liabilities as of 3/31/06

Notes payable in credits in lieu of cash $91.2 million

GE/CIT/Signature Bank Facility $23 million

Shareholder Equity as of 3/31/06

$84.9 million

Newtek
Business Services, Inc.

We do it better

What is Newtek?

- It is a major play into owning a distribution company whose target is the national small to medium-sized business market place
  - 23 million potential clients
  - 51% of GDP
  - 9 out of 10 U.S. businesses
- It is achieving it's goals and quickly becoming the premier provider of business services and financial products with 65,000 clients
- It is a low cost provider of products and services
- It is a low cost acquirer of SMB customers

Newtek
Business Services, Inc.
We do it better

How is Newtek Accomplishing its Goal?

- By utilizing state of the art web-based proprietary technology
- Web-based referral systems
  - Allow referrals from alliance partners giving them a window into our back office operation
- Web-based applications as an in house tool to make our employees and associates efficient, smart & productive
  - High quality service - our clients don't type in data or hand write applications, nor do we require our alliance partners to
  - Operations modeled after Progressive and Geico Insurance

Newtek
Business Services, Inc.

We do it better

Newtek
Business Services, Inc.

We do it better

Who Uses Our Technology? Who Has Endorsed Its Use?

- Merrill Lynch
- CUNA – 9,600 credit unions
- NAVY Federal Credit Union
- UBS
- US WCC
- Citibank
- National Physicians Health Care
- GM Auto Minority Dealers Association

New Technology Launches

- New Website Launch
- Our Virtual Salesforce Offering
- www.cusmallbusiness.com

Newtek
Business Services, Inc.

We do it better

Who Are Our Future Users?

- Independent Agents
- Virtual Franchise

Newtek
Business Services, Inc.

We do it better

Segment Explanation

I. Small Business Lending
II. Electronic Payment Processing
III. Web Hosting
IV. CAPCO
V. ALL Other
VI. Corporate Activities

Newtek
Business Services, Inc.

We do it better

Operations Cash Flow

- Positive cash flow forecast for 2006
- CAPCO is a Non-Contributor

Newtek
Business Services, Inc.
We do it better

Web Hosting Highlights

- Strong revenue growth
- Strong EBITDA growth
- Roll out Linux
- Roll out data storage
- Roll out Newtek Web Hosting and Newtek Data Storage Brand
- Strong Customer growth and increase in revenue per customer high due to sales in dedicated web hosting

Newtek
Business Services, Inc.

We do it better

Web Hosting - EBITDA


1,757,757
1,231,124
1800000
1600000
1400000
1200000
1000000
800000
600000
400000
200000
0
EBITDA
1st Qtr 05
1st Qtr 06

Newtek
Business Services, Inc.
We do it better

Web Hosting-Net Income


870000
860000
850000
840000
830000
820000
810000
800000
790000
780000
860,515
807,439
Net Income
1st Qtr 05
1st Qtr 06

Newtek
Business Services, Inc.
We do it better

Web Hosting Clients



49,743
37,346
50000
45000
40000
35000
30000
25000
20000
15000
10000
5000
0
Clients
1st Qtr 05
1st Qtr 06

Newtek
Business Services, Inc.
We do it better

Web Hosting – Dedicated Payments as a % of total payments



35%
30%
25%
20%
15%
10%
5%
0%
24%
31%
Payments
1st Qtr 05
1st Qtr 06

Newtek
Business Services, Inc.

We do it better

Electronic Payment Processing Highlights

- 2.5 mm – Portfolio acquisition closed in 2nd Quarter
- 7.5 mm – Portfolio had anticipated 6/30/06 close date
- Big revenue growth
- Great operating leverage and capacity to grow with capital or capex

Newtek
Business Services, Inc.

We do it better

Electronic Payment Processing



10000
9000
8000
7000
6000
5000
4000
3000
2000
1000
0
9,476
6,011
Revenue
1st Qtr 05
1st Qtr 06

Newtek
Business Services, Inc.

We do it better

Electronic Payment Processing



450
400
350
300
250
200
150
100
50
0
-50
414
-46
Pretax Net Income
1st Qtr 05
1st Qtr 06

Newtek
Business Services, Inc.

We do it better

Lending Highlights

- Servicing portfolio grows
- Originations are down but break even rate is lower
- Average loan size is down and company is more efficient at processing
- Referrals are up and the lender is more selective
- Great operating leverage exists
- Cost of capital needs to improve

Newtek
Business Services, Inc.

We do it better

Loan Loss Reserve


2500000
2000000
1500000
1000000
500000
0
$1,531,305
2,134,141
Loan Loss Reserve
1st Qtr 05
1st Qtr 06

Newtek
Business Services, Inc.
We do it better

Newtek Retained Portfolio



37,968,349
35,794,076
38000000
37500000
37000000
36500000
36000000
35500000
35000000
34500000
Portfolio Size
1st Qtr 05
1st Qtr 06

Newtek
Business Services, Inc.
We do it better

Newtek Highlights

- New Hires
- Great transition to cash flow positive operating model
- Great technology creates low cost producer
- Expanding customer base 65,000 current clients
- High growth business 1600 new clients net of attrition
- Simplify balance sheet and income statement
- Centralize operations vs. decentralized historic structure
- Pay down limited debt outstanding

Newtek
Business Services, Inc.

We do it better

Newtek Summary

- The business model in transition is an investment opportunity
- The small to Medium size business Market is valuable
- A Direct Distributor of products and services into the SMB market

  - Which acquires and processes business at a low cost is and will become increasingly valuable

Newtek
Business Services, Inc.

We do it better

2006 Segment Actual 1st Quarter Results

(in millions of dollars)

	Revenue	Pretax Net Income	EBITDA
Merchant Processing	9.5	.4	.7
Web Hosting	3.2	1.0	1.8
SBA Lending	2.1	(.1)	.9
CAPCO	1.6	(4.1)	
All Other	1.9	(.3)	
Corporate Activities	1.3	(1.0)	
Interco Eliminations	(1.4)		
Total	18.2	(4.1)	

Newtek
Business Services, Inc.
We do it better

Newtek
Business Services, Inc.
We do it better

2006 Segment Guidance Second Quarter

(in millions of dollars)

	Revenue	Pretax Net Income	EBITDA
Merchant Processing	10.1-10.5	.7-.8	1.1-1.2
Web Hosting	3.1-3.3	.7-.9	1.5-1.6
SBA Lending	2.3-2.5	.0-.1	1.0-1.1
CAPCO	2.1	(3.4)-(3.3)	
All Other	1.0	(.3) –(.2)	
Corporate Activates	1.5	(.9)-(.8)	
Interco Eliminations	(1.2)		
Total	18.9-19.7	(3.2)-(2.5)	

2006 Segment Guidance Third Quarter

(in millions of dollars)

	Revenue	Pretax Net Income	EBITDA
Merchant Processing	11.6 -12.0	1.0-1.1	1.7 -1.8
Web Hosting	3.2 - 3.4	.7-.8	1.5 -1.6
SBA Lending	3.3 - 3.5	.0-.1	1.1-1.2
CAPCO	3.8	(1.7) - (1.6)	
All Other	1.0	(.6) - (.5)	
Corporate Activities	1.5	(1.0) - (.9)	
Interco Eliminations	1.2		
Total	23.2 -24.0	(1.6) – (1.0)	

Newtek
Business Services, Inc.

We do it better

2006 Segment Guidance Fourth Quarter

(in millions of dollars)

	Revenue	Pretax Net Income	EBITDA
Merchant Processing	12.9-13.3	1.3-1.4	2.0-2.1
Wed Hosting	3.3-3.5	.6-.8	1.5-1.6
SBA Lending	2.3-2.5	.3-.4	1.3-1.4
CAPCO	9.5	4.0-4.0	
All Other	1.0	(.5)-(.4)	
Corporate Activities	1.5	(1.0)-(.9)	
Interco Eliminations	(1.2)		
Total	29.3-30.1	4.7-5.3	

Newtek
Business Services, Inc.
We do it better

2006 Annual Segment Guidance

(in millions of dollars)

	Revenue	Pretax Net Income	EBITDA
Merchant Processing	43.9-45.5	3.4-3.8	5.4-5.8
Web Hosting	12.7-13.5	2.8-3.4	6.1-6.5
SBA Lending	9.9-10.7	0.2-0.6	4.3-4.7
CAPCO	17.0	(5.0)-(4.6)	
All Other	4.5	(2.0)-(1.6)	
Corporate Activities	6.0	(3.8)-(3.4)	
Interco Eliminations	(4.8)		
Total	89.2-92.4	(4.4)-(1.8)	

Newtek
Business Services, Inc.
We do it better

Michael J. Holden - CFO

Management Discussion and Analysis

Newtek
Business Services, Inc.

We do it better

Questions & Answers

Newtek
Business Services, Inc.

We do it better